Exhibit (a)(1)(B)

Employee Details:

ZORAN CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

ELECTION FORM AND RELEASE AGREEMENT

Instructions:

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Before you complete or return this form, you should read the Offer Circular dated November 12, 2009 (the “Offer Circular”) that accompanies this form. You may obtain an additional copy of the Offer Circular by contacting Karen Pereira at the email address, mailing address or telephone number given below. You may also review the Offer Circular and other documents related to the offer on our internal website at http://znet.zoran.com/C12/Stock%20Administration/default.aspx. The Offer Circular contains important information about the terms and risks of the Offer, and explains many of the terms used in this form. For purposes of this form, “Eligible Options” means all outstanding stock options granted to you by Zoran Corporation that have an exercise price that is greater than $12.00 per share, were granted before November 12, 2007, and have a term that is scheduled to expire after November 12, 2011.

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After you have read the Offer Circular, please complete this form and return it to Zoran. You may return the form by mail, courier, hand delivery (during normal business hours), fax or e-mail (in portable document form (PDF) only) to the following address:

Karen Pereira

Stock Plan Administrator

Zoran Corporation

1390 Kifer Road

Sunnyvale, California 94086

fax: (408) 523-6541

e-mail: optionexchange@zoran.com

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If you want to make your election by e-mail, you must submit a PDF of your completed, signed and dated election form prior to the deadline. We cannot accept election forms by e-mail in any other form, and we cannot accept election forms by any means of delivery other than those means identified above. You must pay all mailing or courier costs to deliver this form to Zoran. The method by which you deliver the signed election form to Zoran is at your option and risk, and delivery will be effective only when the form is actually received by Zoran. In all cases, you should allow sufficient time to ensure timely delivery.

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Zoran is not obligated to give you notice of any defects or irregularities in your elections on this form, nor will anyone incur any liability for failure to give any such notice. Zoran will determine, in its discretion, all questions as to the form and validity, including time of receipt, of elections. Zoran’s determination of these matters will be final and binding.

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If you need additional information, please read the Offer Circular or contact Karen Pereira at the address given above or by e-mail at optionexchange@zoran.com or telephone at (408) 523-6596. Please be sure to allow at least five business days for Karen to respond to your request.

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DEADLINE: If you wish to accept the Offer, we must receive this election form at our offices no later than 9:00 p.m., Pacific Time, on Thursday, December 10, 2009, unless we extend the deadline for the Offer. If we do not receive an election form from you prior to this deadline, you will be deemed to have rejected the Offer.

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If you elect to accept the Offer and later change your mind, you may change your election by filing a Notice of Change of Election form using the procedures described above before 9:00 p.m., Pacific Time, on Thursday, December 10, 2009. Your elections will become irrevocable at that time, and you will not be permitted to make any changes thereafter.

Employee Details:

A. Election.

As to each of my Eligible Options identified below, I hereby make the election indicated below on the line corresponding to that option to accept or reject the Offer as to that option (check the applicable box(es), sign under Section B of this form and return this form to Zoran. You may elect to accept the Offer as to any or all of your Eligible Options. If no election is checked for a particular Eligible Option, you will be deemed to have rejected the Offer as to that Eligible Option. We will rely on the last valid election that we receive from you before the Offer deadline):

Eligible Options

Grant Number	Date of Grant	Per Share Exercise Price*	No. of Shares Originally Granted	No. of Shares Outstanding as of November 6, 2009	Expiration Date	Number of Restricted Stock Units Offered	Election to Accept or Reject the Offer

							☐ Accept	☐ Reject

							☐ Accept	☐ Reject

							☐ Accept	☐ Reject

							☐ Accept	☐ Reject

* - Please note that options that have an exercise price that is less than the closing price of our common stock on the date the Offer expires will not be exchanged. Please see the Offer Circular for additional information.

The table above lists the Eligible Options our records indicate you held as of November 6, 2009. Note that this table may include options that you have already exercised, but have not yet been reported to us by our stock plan administrator as of the date that the table was generated. Because the Offer will only apply to Eligible Options that are unexercised and outstanding when the Offer expires, if you accept the Offer and you have already exercised any Eligible Options, you will not be able to tender those options and you will receive fewer RSUs than indicated in the table. If any of the information contained in the table above is not correct, or if you believe that you hold options that should be eligible for the Offer but are not reflected in the following table, contact Karen Pereira at (408) 523-6596 or optionexchange@zoran.com. Please be sure to allow at least five business days for Karen to respond to your request.

B. Signature. I hereby represent and confirm to Zoran that:

•	I have full power and authority to sign and deliver this election and release form and to tender Eligible Options pursuant to the terms of the Offer;

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I have received the Offer Circular and its attachments (which, together with this election and release form and any valid Notice of Change of Election I may subsequent file, are collectively referred to in this form as the “Offer Documents”) and I have had an opportunity to review all of the information incorporated by reference into the Offer Documents;

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I have had adequate time and opportunity to ask questions of Zoran about the Offer and the Offer Documents, and to seek advice from my independent legal, tax and/or financial advisors concerning the Offer and the Offer Documents;

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I understand that the Offer Documents contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents or oral representations from Zoran or any of its officers, directors, employees, representatives, affiliates or agents in deciding to accept or reject the Offer;

Employee Details:

•	Zoran has not made any recommendation to me as to whether I should accept or reject the Offer, and any election to accept the Offer is wholly voluntary;

•	the information set forth in the table in Section A is correct; and

•	my election to accept or reject the Offer as set forth on this form is correct.

I understand that the Offer will expire at 9:00 p.m., Pacific Time, on December 10, 2009 (the “Expiration Time”), unless Zoran subsequently extends the Expiration Time. I understand that I may not revoke my election to accept or reject the Exchange Offer after the Expiration Time. I understand that I can withdraw or change my election on this form at any time prior to the Expiration Time only by completing and signing a Notice of Change of Election form and returning it to Zoran so that it is received prior to the Expiration Time. If I submit a Notice of Change of Election form to Zoran that is received by Zoran prior to the Expiration Time, I understand that my previous election(s) will be cancelled, and that the election(s) marked on the Notice of Change of Election form will be effective for all purposes relating to the Exchange Offer. The election that I make on the last valid election form (whether made on this Election Form and Release Agreement or a subsequent Notice of Change of Election form) that is received by Zoran prior to the Expiration Time will constitute my final, irrevocable election.

I understand and agree that my employment with Zoran is and will continue to be on an at-will basis, and that my employment status with Zoran is not affected in any way by the Offer or by anything contained in the Offer Documents.

I also understand that if I alter or modify this form in any way (other than by checking the box(es) corresponding to my election in Section A and completing the signature block below), my alterations and/or modifications will not be effective and will not be binding on Zoran.

This form and the rights and obligations of the parties hereunder, and the Offer Documents, will be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. The parties agree that the application of Delaware law to this form, the Offer and the Offer Documents is fair and equitable.

If I have accepted the Offer (as indicated in Section A of this form) as to any or all of my Eligible Options, I agree to be bound by the terms of the release and other terms and conditions set forth in Section C of this form, which are hereby incorporated by reference.

This form must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title must be specified, and proper evidence of the authority of such person to act in such capacity must be submitted with this form.

Signature	Print Name	Date

C. Release and Other Terms and Conditions (For Persons Accepting the Offer Only)

By accepting the Offer (by marking such election in Section A of this form), and by my signature in Section B of this form, I hereby agree with Zoran as follows:

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Subject to all of the terms and conditions of the Offer, I hereby tender the Eligible Options I have elected in Section A of this form to exchange pursuant to the Offer (such exchanged options are referred to in this form as “Cancelled Options”), and I agree that all of my Cancelled Options will automatically terminate effective as of the Expiration Time of the Offer.

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If any Eligible Option has a per share exercise price that is less than the closing price of Zoran’s common stock on the date the Offer expires, that Eligible Option will not be exchanged in the Offer, will not be a Cancelled Option, and no Replacement Award (as such term is defined in the Offer Circular) will be granted with respect to that option, but that option will remain outstanding in accordance with its terms.

Employee Details:

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Upon acceptance of the Cancelled Options by Zoran, I, on my own behalf and on behalf of my heirs, dependents, executors, administrators and assigns, hereby release Zoran and its successors, assigns, affiliates, representatives, directors, officers and employees, past and present (collectively referred to in this form as “Released Persons”), with respect to and from any and all claims, damages, agreements, obligations, actions, suits, proceedings and liabilities of whatever kind and nature, whether now known or unknown, suspected or unsuspected (collectively referred to in this form as “Claims”), that I now own or hold or at any time previously owned or held against any of the Released Persons and that relate to or are in any way connected with the Cancelled Options. I acknowledge that I may later discover claims or facts that are in addition to or are different from those which I now know or believe to exist with respect to the Cancelled Options. Nevertheless, I hereby waive any Claim relating to or connected with the Cancelled Options that might arise as a result of such different or additional claims or facts. I fully understand the significance and consequence of this release.

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I have not previously assigned or transferred to any person (other than Zoran) any interest in the Cancelled Options, and I agree to defend, indemnify and hold harmless all Released Persons from and against any claim based on or in connection with any purported assignment or transfer.

•	Zoran will grant me a Replacement Award in exchange for my Cancelled Options in accordance with the terms and conditions set forth in the Offer Circular.

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If I retire or my employment with Zoran or one of its subsidiaries terminates for any reason (whether voluntary or involuntary, or at my election or Zoran’s or one of its subsidiaries’ election) prior to the Expiration Time, I understand and agree that I will not be entitled to receive a Replacement Award, and that all of my Eligible Options will remain outstanding in accordance with their terms.

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I consent and agree that my Replacement Award will be evidenced by, and subject to the terms and conditions set forth in, a new Restricted Stock Unit Award Agreement in the applicable form attached to the Offer Circular.

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The Offer Documents comprise the entire agreement and final understanding concerning the Offer and my Cancelled Options, and the Offer Documents supersede and replace all prior agreements, proposed or otherwise, whether written or oral, between Zoran and me concerning the subject matter thereof. Zoran will not be bound by any representation, promise or agreement that is not specifically contained in the Offer Documents.

•	Zoran reserves the right, under the circumstances set forth in the Offer Circular, to terminate or amend the offer, or to postpone its acceptance and cancellation of any Cancelled Options.

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If any provision of the Offer Documents or this election and release form is found to be invalid, such finding will not affect the validity and enforceability of the other provisions of such documents, so long as the essential economic provisions of this form and the Offer can still be given effect.

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I agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this form and the Offer and which are not inconsistent with their respective terms.

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For Participants in Israel Only: I acknowledge that my participation in the Offer is subject to the terms and conditions of the ruling issued by the Israeli Tax Authority on or about October 26, 2009 (the “Israeli Tax Ruling”). I acknowledge that I have received a copy of the Israeli Tax Ruling. I understand that the tax consequences arising in connection with my stock options, the Offer, the RSUs and the shares to be issued in settlement of the RSUs are complex. I understand that I must

Employee Details:

rely solely on the Israeli Tax Ruling and the applicable provisions of the Income Tax Ordinance, 1961, and the Income Tax Regulations promulgated thereunder to determine the Israeli tax consequences of my participation in the Offer. I further understand and agree that this election form is not intended by Zoran or my employer as tax advice, and that I have been advised to seek the advice of my own tax advisor prior to electing to participate in the Offer or making the election called for by this election form. I acknowledge that I have read and agree to the Israeli Tax Ruling and that I will act accordingly and will not ask to modify it and/or replace it with another. Please note that an English translation of the Israeli Tax Ruling has been filed as an exhibit to the Schedule TO relating to the offer filed by Zoran with the SEC (available on the SEC’s website at www.sec.gov) and is also available on Zoran’s internal website at http://znet.zoran.com/C12/Stock%20Administration/default.aspx.

FOR COMPANY USE ONLY

Accepted and Agreed on Behalf of the Company: Zoran Corporation (To be completed by Zoran after the Exchange to certify that the Exchange has been completed.)

Signature	Title	Date

(End of document.)